UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 24, 2014

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 24, 2014, Overstock.com, Inc., a Delaware corporation (“Overstock”), and its wholly owned subsidiary O.Com Land LLC, a Utah limited liability company (“O.Com Land”), entered into a syndicated senior secured credit facility (the “Facility”) with U.S. Bank National Association as Administrative Bank (the “Administrative Bank”), and as Lead Arranger and a Bank, and the other Banks from time to time party thereto (collectively, the “Banks”).

Loan Agreement

Introduction.   The Facility is governed by a  Loan Agreement dated as of October 24, 2014  by and between Overstock, O.Com Land, the Administrative Bank and the Banks (the “Loan Agreement”) and collateral and other agreements relating to the Loan Agreement. Subject to the conditions set forth in the Loan Agreement, the Loan Agreement provides for an aggregate credit amount of  $55,760,000, consisting (i) a senior secured real estate loan of $45,760,000 (the “Real Estate Loan”) to be used to finance the development and construction of a facility in Salt Lake City to serve as our corporate headquarters (the “Project”), and  (ii) a $10,000,000 senior secured revolving credit facility (the “Revolving Loan”) for working capital and capital expenditures, but not construction of the Project.  The Loan Agreement provides that we must satisfy a number of conditions to the initial funding of the Real Estate Loan at least 60 days prior to the initial funding, and that no amounts, under the Revolving Loan or otherwise, are to be available to us under the Facility until we have satisfied the conditions to the initial Real Estate Loan availability.  These initial conditions include conditions relating primarily to our delivery of documentation and third party commitments relating to the Project, but also include the equity contribution requirement described below.  The Real Estate Loan and the Revolving Loan are both secured and are cross-defaulted and cross-collateralized.  Overstock and O.Com Land  are both liable for payment of all amounts that may become due and performance of all obligations under the Loan Agreement and the collateral agreements described below.

Conversion of Real Estate Loan to Term Loan.   The Real Estate Loan is intended initially to provide financing for the construction of the Project.   On or before January 1, 2017 (subject to one potential extension of up to three months, and subject to potential additional extensions of up to 30 days for force majeure), upon completion of the Project and satisfaction of additional conditions, the Real Estate Loan  is designed to convert (“Conversion”) into an approximately 6.75-year term loan due October 1, 2023 (the “Term Loan”).  If the conditions to Conversion are not satisfied in early 2017, all amounts outstanding under the Real Estate Loan will become immediately due and, unless we repay all amounts under the Real Estate Loan immediately, the Revolving Loan and any other amounts then due under the Facility would also become immediately due.

The conditions to conversion of the Real Estate Loan to the Term Loan include, among others, the following:

1.                                      The Project must have been completed in accordance with the applicable plans, paid for in full, and generally free of liens;

2.                                      Completion must have been certified by the project architect and the inspecting architect;

3.                                      Certificates of occupancy must have been issued;

4.                                      We must have paid all amounts then due and payable to the Banks;

5.                                      We must be in compliance with the financial covenants under the Loan Agreement;

6.                                      We must be able to reaffirm our representations and warranties set forth in the Loan Agreement and must be in compliance with all of our non-financial covenants set forth in the Loan Agreement;

7.                                      The Real Estate Loan must be or must be brought “in balance” as defined in the Loan Agreement, which may require us to contribute additional equity to the Project;

8.                                      We must have paid the final amount of our equity contribution to the Project as required by the Loan Agreement;

9.                                      If required by the Administrative Bank, an updated appraisal must show that the Project is in compliance with an 80% loan to value ratio requirement, or we must pay down the principal balance and/or agree to reduce the amount of the Term Loan commitment to reach the required ratio; and

10.                               There must at the time be no material adverse occurrence, as defined in the Loan Agreement.

Interest.  The Loan Agreement provides for interest on amounts outstanding under the Real Estate Loan and the Term Loan at a rate based on LIBOR plus 2.00% or an Alternate Base Rate plus 1.00%.  However, substantially concurrently with entering into the Facility, we entered into interest rate swaps with U.S. Bank National Association (“U.S. Bank”) and Compass Bank (“Compass Bank”) in their individual capacities, as described below, which are designed to fix our interest rate on the Real Estate Loan and the Term Loan at approximately 4.6% annually.

Monthly payments of interest only will be due on the Real Estate Loan prior to Conversion, after which monthly payments of principal of $93,695 (approximately $1.1 million annually) plus interest will be due, with a balloon payment of all then unpaid principal (approximately $38 million), interest and other amounts due and payable on the Term Loan due October 1, 2023.

Amounts outstanding under the Revolving Loan will carry an interest rate based on LIBOR plus 2.00% or an Alternate Base Rate plus 1.00%.  The Alternate Base Rate means an annual interest rate equal to the highest of (i) the prime rate announced from time to time by U.S. Bank, (ii) the federal funds rate plus 0.50%, and (iii) a LIBOR based rate plus 1.00%.   In addition, we must pay a commitment fee at an annual rate of  0.25% on all amounts undrawn from time to time under the Revolving Loan Facility.  Amounts drawn under the swing line facility will not count as usage for purposes of the commitment fee.

In the event of a default, the default rate of interest would be 2.00% above the otherwise applicable rate.

Equity Contribution Requirements.   Pursuant to the Loan Agreement, prior to the first advance under the Real Estate Loan, we will be required to have made additional equity contributions of approximately $26.4 million, in addition to the approximately $11 million we have already paid, totaling approximately $37.4 million in equity contributions, toward the acquisition of the real estate and construction of the Project.   In addition, we will be required to make additional equity contributions of approximately $2.9 million toward the construction of the Project during the course of construction (such aggregate of approximately $40.3 million being collectively called the “Project Equity”).   We may be required to make additional equity contributions if necessary to ensure that the loan to value ratio (based on future appraisals of the Project) does not exceed 80%.

Financial Covenants.   We will be required to maintain compliance with the following financial covenants as of the end of each calendar quarter:

1.              a fixed charge coverage ratio on a trailing 12-month basis of no less than 1.15 to 1.00;

2.              a cash flow leverage ratio on a trailing 12-month basis not greater than 3.00 to 1.00 during the construction phase;

3.              a cash flow leverage ratio on a trailing 12-month basis not greater than 2.50 to 1.00 following the Construction Phase, and

4.              minimum liquidity of at least $50,000,000.

Covenants relating to the Project and Other Covenants.    Pursuant to the Loan Agreement, in addition to the financial covenants described above, we are required to comply with a number of covenants relating to the Project and otherwise, including, among others:

1.                                      Covenants regarding completion of the Project and of the method, costs and timing of completing the Project, including prohibitions of contracts and prohibitions of changes relating to the Project without the consent of the Administrative Bank;

2.                                      Covenants requiring us to keep the Real Estate Loan “in balance,” meaning that (a) we must have paid, in cash, Project costs shown in the Budget (as defined in the Loan Agreement) at least equal to the Project Equity (subject to certain adjustments), (b) as to any line item in the Budget, all remaining unpaid costs of completing such line item, as determined by Administrative Bank, must not exceed the amount of the Real Estate Loan proceeds allocated to such line item, as reflected in the Budget, and not yet advanced by Banks (subject to certain adjustments); (c)  all remaining unpaid costs of construction of the Project, as determined by Administrative Bank, must not exceed the amount of the Real Estate Loan proceeds not yet advanced by Banks; and (d) we must be in compliance with the loan to value requirement as established by the most recent bank approved appraisal required by the Loan Agreement;

3.                                      Covenants requiring us to keep our primary deposit accounts and treasury management services with U.S. Bank;

4.                                      Covenants regarding our use of the proceeds of the Real Estate Loan and of the Revolving Loan;

5.                                      Covenants requiring us to keep records and deliver to the Administrative Bank information, reports, third party releases and waivers, copies of contracts and other documentation;

6.                                      Covenants requiring us to correct any conditions to which the Administrative Bank objects as not being of the quality or value of the work required by the applicable plans;

7.                                      Covenants regarding delivery of statements of estimated costs and changes to estimates;

8.                                      Covenants prohibiting changes to plans, contracts and subcontracts without the prior written consent of the Administrative Bank;

9.                                      Covenants requiring us to comply with third party contracts relating to the Project;

10.                               Covenants requiring us to allow the Administrative Bank to obtain updated appraisals of the Project;

11.                               Covenants regarding certain hedging transactions;

12.                               Covenants granting security interests in and rights of set-off against our deposit accounts held at Administrative Bank or at any Bank or any other financial institution in which we deposit any proceeds of any loan under the Loan Agreement;

13.                               Covenants limiting our senior secured indebtedness consisting of interest-bearing debt for borrowed money or financed assets;

14.                               Covenants prohibiting certain mergers, consolidations, liquidations or dissolutions;

15.                               Covenants prohibiting certain sales of equipment and other fixed or operating assets by O.Com Land, and certain other types of sales of assets by Overstock or its subsidiaries;

16.                               Covenants regarding certain payments and loans to, and investments in, related parties, and other covenants restricting transactions with related parties;

17.                               Covenants regarding our creation, formation or funding of subsidiaries; and

18.                               Covenants requiring some or all of our subsidiaries to guarantee our obligations under the Facility under certain circumstances.

Revolving Loan Facility.   The Revolving Loan facility may be used for working capital, capital expenditures and other corporate purposes, but may not be used to finance any portion of the construction of the Project.  Unless it terminates earlier or is extended with the consent of the Administrative Bank and all of the Banks, the Revolving Loan facility will terminate on October 24, 2017.  The Revolving Loan facility includes a $5 million letter of credit subfacility and a $3 million swing line subfacility. The aggregate principal amount outstanding under the Revolving Loan facility cannot exceed $10 million.  Amounts available under the Revolving Loan Facility may be repaid and re-borrowed from time to time.

Events of Default

Events of Default under the Loan Agreement include, among others, the following:

1.                                      We default in any payment of principal under the Facility, without any grace period or opportunity to cure, or we default in any payment of interest under the Facility and the default remains uncured for a period of five days after the payment became due;

2.                                      We default in any payment of fees or other amounts payable to Administrative Bank or Banks under the Loan Agreement or under any other Loan Document (as defined in the Loan Agreement) other than as set forth in 1. above, and such default continues unremedied for a period of ten days after notice from Administrative Bank;

3.                                      We default in the performance of any of our obligations under any of the following provisions of the Loan Agreement: Section  5.9 (insurance coverage), Section 5.10 (compliance with material contracts relating to the Project), Section 5.21 (requirement that we maintain all Project-related accounts with U.S. Bank), Section 5.22 (prohibition of certain payments, loans and other actions by O.Com Land), Section 5.24 (financial covenants), Section 5.25 (compliance with the Patriot Act, anti-terrorism and money laundering laws), Section 5.27 (entering into any lease on the Project except for the lease to Overstock), Section 5.32 (limitation of senior-secured indebtedness consisting of interest-bearing debt for borrowed money or financed assets), Section 5.33 (certain limitations on mergers, consolidations, liquidations or dissolutions applicable to Overstock and its subsidiaries), Section 5.34 (limitations on sales of certain assets), and Section 5.35 (requiring the recording of plat and development and other documents within specified times);

4.                                      Except for specified defaults for which we would have a shorter cure period or no cure period at all, and except for defaults described elsewhere in this summary, we default in the performance or observance of any agreement, covenant or condition under the Loan Agreement or any other Loan Document, and such default continues unremedied for a period of 30 days after notice from Administrative Bank;

5.                                      Subject to potential cure periods and conditions, any representation or warranty we made in the Loan Agreement or make in connection with a Loan, or in any of the other Loan Documents, or in any certificate or document furnished under the terms of the Loan Agreement or in connection with a Loan, is untrue or incomplete in any material respect when made or deemed made or restated under the Loan Agreement;

6.                                      The occurrence of either (i) the suspension or abandonment for thirty (30) consecutive days of all or substantially all activities of construction and development of the Project other than as the result of Force Majeure, a casualty event, or a Governmental Requirement, or (ii) any public announcement by us that we are abandoning the Project; provided, however that construction may be discontinued for a period of up to 120 days following completion of the Project’s site work;

7.                                      We or our general contractor commit an act of bankruptcy or take or permit any of a number of specified actions or events relating to bankruptcy or insolvency or related situations; provided that with respect to the general contractor it will not be an Event of Default under a specified section of the Loan Agreement if within 90 days after any of the above events with respect to the general contractor, we enter into a replacement general contract for the construction of the Project on substantially similar terms and conditions of the general contract being replaced and with a counterparty that is reasonably acceptable to the Administrative Bank;

8.                                      Overstock or any subsidiary dissolves, terminates or winds-up or consolidates or merges with any other person except as permitted by the Loan Agreement;

9.                                      We default under any other loan or Indebtedness (as defined in the Loan Agreement) having a unpaid amount of at least $5 million and the same shall remain uncured after the expiration of any applicable notice or grace period;

10.                               The general contract for the construction of the Project is terminated by either party thereto or either party thereto  fails to perform its material obligations (after any applicable notice and cure period) under the general contract provided that it shall not be an Event of Default under the specified provision of the Loan Agreement if within 90 days after any such event occurs, we enter into a replacement general contract on substantially similar terms and conditions as the general contract being replaced and with a counterparty that is reasonably acceptable to the Administrative Bank;

11.                               If any event of default occurs as defined under any specified hedging transaction in which we are the defaulting party, or if any termination event occurs under any specified hedging transaction in which we are an affected party (all as defined in the relevant documentation); or

12.                               The Overstock lease is terminated or we vacate the Project following completion for a period in excess of 30 consecutive days, other than as a result of Force Majeure, a casualty event or a Governmental Requirement.

A copy of the Loan Agreement is furnished herewith as Exhibit 10.1, and reference is hereby made to the terms of the Loan Agreement.

Collateral Documents related to the Loan Agreement

In connection with the Loan Agreement, we entered into a number of  related agreements, instruments and collateral documents, each of which is dated October 24, 2014, including (i) promissory notes evidencing the maximum amounts expected to be payable under the Facility (collectively, the “Promissory Notes”), (ii) a Security Agreement pursuant to which Overstock granted security interests in its inventory and accounts receivable and related assets to secure its obligations under the Loan Agreement (the “Security Agreement”), (iii) a Deed of Trust, Assignment of Rents, Security Agreement and Financing Statement, pursuant to which O.Com Land pledged all of its rights in the Project and related assets to secure its obligations under the Loan Agreement (the “Deed of Trust”), (iv) an Assignment of Construction and Development Documents, pursuant to which O.Com Land pledged all of its rights in all contracts, agreements, drawings, models, plans, specifications, budgets and other documentation (and all security deposits and other amounts relating to any of the foregoing) relating to the Project (the “Assignment of Documents”), (v) an Assignment of Project Management Agreement, pursuant to which O.Com Land pledged all of its rights in the Project Management Agreement dated May 5, 2014 between O.Com Land and Gardner CMS, L.C. (the “Assignment of Project Management Agreement”) and (vi) a Repayment and Completion Guaranty pursuant to which Overstock guaranteed the payment and completion of all obligations of Borrowers under the Loan Agreement (the “Repayment and Completion Guaranty”).

A copy or the form of each such instrument or agreement is furnished as an exhibit to this Form 8-K as follows: Revolving Note dated October 24, 2014 made by Overstock to U.S. Bank National Association - Exhibit 10.2; Revolving Note dated October 24, 2014 made by Overstock to Compass Bank - Exhibit 10.3; Swing Line Note dated October 24, 2014 made by Overstock to  U.S. Bank National Association as Swing Line Bank — Exhibit  10.4;  Construction Note dated October 24, 2014 made by O.com Land, LLC to U.S. Bank National Association -  Exhibit 10.5; Construction Note dated October 24, 2014 made by O.com Land, LLC to Compass Bank -  Exhibit 10.6; form of Term Note to be made by O.com Land, LLC pursuant to the Loan Agreement -  Exhibit 10.7; Security Agreement -  Exhibit 10.8;  Deed of Trust — Exhibit 10.9; Assignment of Documents — Exhibit 10.10;  Assignment of Project Management Agreement — Exhibit 10.11; and Repayment and Completion Guaranty — Exhibit 10.12; and reference is hereby made to the terms of each such instrument and agreement.

Environmental Indemnification Agreement

In connection with the Loan Agreement, we entered into an Environmental Indemnity Agreement dated October 24, 2014 (the “Environmental Indemnity Agreement”), pursuant to which (with capitalized terms used but not defined in this section having the meanings ascribed to them in the Environmental Indemnity Agreement) we:

1.                                                      made representations to the Administrative Bank and the Banks regarding environmental matters relating to the property on which the Project is to be built;

2.                                                      agreed to affirmative and negative covenants regarding environmental compliance on and relating to the Property;

3.                                                      agreed to comply with, among other requirements, written requests of the Administrative Bank to reasonably effectuate Remediation of any condition required by Environmental Laws or, in the opinion of an environmental professional acceptable to Administrative Bank, reasonably necessary to prevent Losses under Environmental Laws;

4.                                                      agreed not to do or allow any tenant or other user of the Property to do any act or thing that would constitute a material violation of any Environmental Law or have other effects;

5.                                                      agreed to notify Administrative Bank in writing of a number of matters relating to the Project;

6.                                                      agreed to allow the Administrative Bank to enter upon the Property to assess any and all aspects of the environmental condition of the Property and its use and to conduct any environmental assessment or audit;

7.                                                      agreed to protect, defend, indemnify, release and hold harmless the Administrative Bank and each Bank and all other Indemnified Persons from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Person relating to specified environmental matters, subject to certain limitations; and

8.                                                      agreed to other provisions in connection with or otherwise related to the foregoing.

A copy of the Environmental Indemnity Agreement is furnished  herewith as Exhibit 10.13 and reference is hereby made to the terms of the Environmental Indemnity Agreement.

ISDA Master Agreements

In addition, (i) on October 24, 2014, O.Com Land entered into an ISDA Master Agreement and Schedule dated as of August 26, 2014 with U.S. Bank (the “U.S. Bank Master Agreement”), and (ii) on October 27, 2014, O.Com Land entered into an ISDA Master Agreement dated as of October 23, 2014 with Compass Bank (the “Compass Bank Master Agreement”), to govern derivative and/or hedging transactions O.Com Land substantially concurrently entered into with U.S. Bank and Compass Bank as described below.  Copies of the U.S. Bank Master Agreement and the Compass Bank Master Agreement are furnished as Exhibit 10. 14 and Exhibit 10.15, respectively, and reference is hereby made to the terms of such agreements.  The U.S. Bank Master Agreement and the Compass Bank Master Agreement are sometimes collectively called the “Master Agreements” below.

Unlimited Continuing Guaranty (Swap Transactions)

In connection with O.Com Land’s execution and delivery of the U.S. Bank Master Agreement, on October 24, 2014 Overstock entered into an Unlimited Continuing Guaranty (Swap Transactions)  dated as of  October  22, 2014 (the “Swap Guaranty”)  in favor of U.S. Bank, pursuant to which Overstock absolutely and unconditionally guaranteed the due and punctual payment and performance of all obligations of O.Com Land under the U.S. Bank Master Agreement and any other agreement executed by O.Com Land in connection therewith, and all transactions relating to any transactions that might be entered into pursuant to the U.S. Bank Master Agreement and such other documents, whether existing at the date of such Guaranty or entered into after the date of such Guaranty.   A copy of the Swap Guaranty  is furnished as Exhibit 10.16, and reference is hereby made to the terms of such agreement.

Interest Rate Swap Confirmations

Pursuant to the U.S. Bank Master Agreement, on October 24, 2014, O.Com Land entered into a confirmation (the “U.S. Bank Confirmation”) of swap transactions (the “U.S. Bank Swap” and, collectively with the Compass Bank Swap described below, the “Interest Rate Swap”) with U.S. Bank.  Pursuant to the Compass  Bank Master Agreement, on October 27, 2014, O.Com Land entered into a confirmation (the “Compass Bank Confirmation”) of swap transactions (the “Compass Bank Swap”) with Compass Bank.  The Interest Rate Swap has an effective date of September 1, 2015 and a maturity date of October 1, 2023.   The Interest Rate Swap has an aggregate accreting notional amount that changes monthly beginning at approximately $3.7 million on September 1, 2015, increasing to a maximum of approximately $45.8 million on October 1, 2016, and decreasing thereafter to approximately $38.2 million on October 1, 2023. The Interest Rate Swap is intended to manage the interest rate risk on the indebtedness for the Real Estate Loan that Borrowers expect to incur in the near future pursuant to the Loan Agreement by fixing Borrowers’ effective interest rate on the approximate amounts expected to be outstanding from time to time on the Real Estate Loan at an annual rate of  approximately 4.6% as opposed to the variable interest rate under the Loan Agreement, which is based on 1 month USD-LIBOR-BBA.   Copies of the U.S. Bank Confirmation and the Compass Bank Confirmation are furnished as Exhibits 10. 17 and 10.18, respectively, and reference is hereby made to the terms of such confirmations.

Material Relationships between Overstock and U.S. Bank

Overstock and U.S. Bank and its affiliates have and have had a number of commercial banking and related relationships from time to time, for which Overstock has paid U.S. Bank fees and expenses, including (i) the transactions related to a $20 million Financing Agreement dated December 22, 2009, which terminated on December 31, 2012, including an interest rate cap agreement with U.S. Bank which limited Overstock’s interest rate exposure for a portion of the term of the Financing Agreement, (ii) the transactions related to a Master Lease Agreement dated September 17, 2010 with U.S. Bancorp Equipment Finance, Inc.—Technology Finance Group, an affiliate of U.S. Bank, and related agreements and documents, which terminated on December 27, 2011, (iii) transactions related to the $5 million commercial purchasing card agreement Overstock currently has with U.S. Bank, and (iv) transactions related to the $3 million credit agreement Overstock currently has with U.S. Bank to provide a line of credit to support the issuance of letters of credit.  The agreement relating to the letter of credit facility matures on December 31, 2014, and Overstock typically renews it annually, although there is no assurance that Overstock or U.S. Bank will be willing do so in the future.

Lease Agreement between O.Com Land and Overstock

In connection with our entry into the Facility described above, O.Com Land entered into a Lease Agreement dated October 24, 2014 with Overstock pursuant to which Overstock agreed to lease the new headquarters from O.Com Land for a period of 15 years commencing the earlier of September 1, 2016 or the date upon which Overstock takes possession and can legally occupy the headquarters.  The Lease Agreement provides that Overstock shall pay base $595,184 per month for the buildings (“Base Rent”) and, in addition to the Base Rent, Overstock shall pay for all operating costs and all costs of ownership (including, without limitation, payment of all insurance, taxes, and maintenance costs and expenses) with the exception of the costs of capital invested by O.com Land.    A copy of the Lease Agreement  is furnished as Exhibit 10.19, and reference is hereby made to the terms of such Lease Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with our entry into the Facility described above, O.Com Land entered into a Notice of Termination of Option Agreement dated October 24, 2014 (the “Notice of Termination”) with the Redevelopment Agency of Midvale City (the “Agency”), pursuant to which the parties terminated the Purchase Option Agreement dated September 17, 2014 between O.Com Land and the Agency, a copy of which Purchase Option Agreement was previously furnished as Exhibit 10.2 to our Report on Form 8-K filed on September 23, 2014.  A copy of the Notice of Termination Agreement  is furnished as Exhibit 10.20, and reference is hereby made to the terms of such Notice of Termination.

As previously disclosed, O.Com Land purchased the property subject to the Purchase Option Agreement from the Agency in September 2014.  The parties terminated the Purchase Option Agreement in order to facilitate Overstock’s entry into the Facility described above.  There were no early termination penalties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

(a)         The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to the extent applicable.

Item 3.03 Material Modifications to Rights of Security Holders.

(b)         The information provided under Item 1.01 of this Current Report on Form 8-K, including without limitation (i) the information regarding financial covenants and other covenants and requirements of the material agreements described under Item 1.01, (ii) the information regarding the security interests and other collateral interests we have granted to secure our obligations under certain of the material contracts described under Item 1.01, and (iii) the information regarding the rights of the lenders and other parties to the various material contracts described under Item 1.01, is incorporated herein by reference to the extent applicable.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are furnished herewith:

10.1  Loan Agreement dated as of October 24, 2014  by and between Overstock.com, Inc., O.com Land, LLC, U.S. Bank National Association and the other Banks party thereto from time to time (the “Loan Agreement”)

10.2   Revolving Note dated October 24, 2014 made by Overstock.com, Inc.to U.S. Bank National Association pursuant to the Loan Agreement

10.3   Revolving Note dated October 24, 2014 made by Overstock.com, Inc.to Compass Bank pursuant to the Loan Agreement

10.4    Swing Line Note dated October 24, 2014 made by Overstock.com, Inc. to U.S. Bank National Association as Swing Line Bank pursuant to the Loan Agreement

10.5   Construction Note dated October 24, 2014 made by O.com Land, LLC to U.S. Bank National Association pursuant to the Loan Agreement

10.6   Construction Note dated October 24, 2014 made by O.com Land, LLC to Compass Bank pursuant to the Loan Agreement

10.7    Form of Term Note to be made by O.com Land, LLC pursuant to the Loan Agreement

10.8  Security Agreement dated October 24, 2014 between Overstock.com, Inc. and U.S. Bank National Association, as Administrative Bank for the Banks party to the Loan Agreement from time to time

10.9  Deed of Trust, Assignment of Rents, Security Agreement and Financing Statement dated October 24, 2014, made by O.com Land, LLC to First American Title Insurance Company, as trustee, and U.S. Bank National Association, as Administrative Bank for the Banks party to the Loan Agreement from time to time

10.10  Assignment of Construction and Development Documents dated October 24, 2014, made by O.com Land, LLC in favor of U.S. Bank National Association, as Administrative Bank for the Banks party to the Loan Agreement from time to time

10.11  Assignment of Project Management Agreement dated October 24, 2014, made by O.com Land, LLC to U.S. Bank National Association, as Administrative Bank for the Banks party to the Loan Agreement from time to time and acknowledged and consented to by Gardner CMS, L.C., as project manager

10.12  Repayment and Completion Guaranty dated October 24, 2014, made by Overstock.com, Inc. in favor of U.S. Bank National Association, as Administrative Bank for the Banks party to the Loan Agreement from time to time

10.13  Environmental Indemnity Agreement dated October 24, 2014, made by O.com Land, LLC and Overstock.com, Inc. in favor of U.S. Bank National Association, as Administrative Bank for the Banks party to the Loan Agreement from time to time

10.14  ISDA Master Agreement and Schedule entered into on October 24, 2014 but dated as of August 26, 2014 between U.S. Bank National Association and O.com Land, LLC

10.15  ISDA Master Agreement and Schedule entered into on October 27, 2014 but dated as of October 23, 2014 between Compass Bank and O.com Land, LLC

10.16  Unlimited Continuing Guaranty (Swap Transactions)  entered into on October 24, 2014 but dated as of October 22, 2014 made by Overstock.com, Inc. to U.S. Bank National Association

10.17  Confirmation of swap transaction dated October 24, 2014 from U.S. Bank National Association to O.com Land, LLC

10.18  Confirmation of swap transaction dated October 27, 2014 from Compass Bank to O.com Land, LLC

10.19  Lease Agreement dated October 24, 2014 between O.com Land, LLC and Overstock

10.20  Notice of Termination of Option Agreement dated October 24, 2014 between O.Com Land and the Redevelopment Agency of Midvale City

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ ROBERT P. HUGHES
Robert P. Hughes
Senior Vice President, Finance and Risk Management
Date:	October 28, 2014